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                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

                                 May 8, 1996


                                                           Our File Number
                                                           C 30501-00007

Fuisz Technologies, Ltd.
3810 Concorde Parkway, Suite 100
Chantilly, VA 22021

          Re:  Proposed Offering of up to 2,283,058 Shares of Common Stock

Ladies and Gentlemen:

          We refer to an aggregate of 2,283,058 shares of Common Stock, par value $.01 per share, of Fuisz Technologies Ltd., a Delaware corporation (the "Company"), which are the subject of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The shares of Common Stock (the "Shares") subject to the Registration Statement are to be issued in the aggregate under the Company's 1991 Stock Option Plan, 1994 Stock Incentive Plan, 1994 Employee Stock Purchase Plan, and 1994 Director Stock Option Plan, each as amended on October 19, 1994 (together, the "Plans").

          We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and sold in accordance with the terms set forth in the Registration Statement and the relevant Plan, and, when (a) the Registration Statement has become effective under the Act, (b) the pertinent provisions of any applicable state
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GIBSON, DUNN & CRUTCHER LLP

Fuisz Technologies, Ltd.
May 8, 1996
Page 2


securities law have been complied with, and (c) in the case of options issued under the Plans, the Shares have been paid for, the Shares so issued will be legally issued and will be fully paid and nonassessable.

          We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                               Very truly yours,

                               /s/ GIBSON, DUNN & CRUTCHER LLP

                               GIBSON, DUNN & CRUTCHER LLP

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